                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT



                                                          JURISDICTION OF
                           NAME                            INCORPORATION
                                                          ---------------
Visual Networks Technologies, Inc.                           California

Visual Networks Investments, Inc.                            California

Visual Networks Texas Operations, Inc.                        Delaware

Visual Networks Operations, Inc.                              Delaware

Net2Net, LLC                                                  Delaware

Visual Networks Insurance, Inc.                               Vermont

Visual Networks, Ltd.                                         Bermuda

Visual Networks of Texas, L.P.                                 Texas

Visual Networks Protection, Inc.                              Vermont